EXHIBIT 77Q3 TO FORM N-SAR
Because the electronic format for filing Form N-SAR does not allow negative number answers for responding to Items
74T, 74V1 and 75B, the correct answers are as below.

Registrant Name: Skybridge G II Fund, LLC
File Number: 811-22561
Registrant CIK Number: 0001520568

March 31, 2013

74T
$-67

74V1
$-513.03

75B
$-6